EMPLOYMENT AGREEMENT


                  AGREEMENT made as of this 31st day of July, 1996, by and between HH COMMUNICATIONS, INC., an Illinois corporation with its principal office at 650 North Dearborn, Suite 500, Chicago, Illinois 60610 ("HH"), MARK HERZOG, residing at 1735 N. Cleveland Avenue, Chicago, Illinois 60614 (the "Executive") and GLASGAL COMMUNICATIONS, INC., a Delaware corporation with its principal office at 151 Veterans Drive, Northvale, New Jersey 07647 ("Glasgal").

                              W I T N E S S E T H :

                  WHEREAS, Glasgal became the owner of 1,000 shares of Common Stock of HH representing 100% of the issued and outstanding capital stock of HH pursuant to a Stock Purchase Agreement relating to such purchase dated as of July 31, 1996 (the "Stock Purchase Agreement");

                  WHEREAS, prior to the acquisition by Glasgal of such shares of Common Stock of HH, the Executive, together with the other Sellers (as defined in the Stock Purchase Agreement) owned 100% of the issued and outstanding shares of the capital stock of HH;

                  WHEREAS, HH and the Executive have agreed to modify and formally document their existing long-term employment relationship for their mutual benefit and are desirous of setting out the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

                  1. EMPLOYMENT OF EXECUTIVE. HH hereby employs Executive as its Vice President, to perform, in accordance with the By-laws of HH, the duties and responsibilities incident to such offices, subject at all times to the control and direction of the Board of Directors of HH (the "Board of Directors").

                  2. ACCEPTANCE OF EMPLOYMENT; TIME AND ATTENTION. Executive hereby accepts such employment and agrees that throughout the Term (as hereinafter defined), he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of HH to perform the duties and responsibilities assigned to him pursuant to Section 1 hereof. As Vice President, the Executive shall perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of HH as may be assigned to the Executive from time to time by the Board of Directors and which are reasonably requested to be performed by the Executive as Vice President. The Executive shall at all times be


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subject to, observe and carry out such rules, regulations,  policies, directions and restrictions as HH shall from time to time establish.

                  3. TERM. Except as otherwise provided herein, the Executive's employment hereunder shall commence as of the date hereof and shall terminate on April 30, 1999 unless earlier terminated in accordance with Section 12 hereof (the "Term").

                  4. COMPENSATION.

                  (a) As full compensation for his services HH shall pay to the Executive a base salary at the rate of One Hundred Twenty Thousand ($120,000) Dollars ("Base Salary") commencing as of the date hereof, for each year of his employment. The Board of Directors shall review the Base Salary annually for increases, but shall have no obligation to increase the Base Salary. Such compensation shall be payable in equal monthly installments. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

                  (b) In addition, the Board of Directors of HH will consider the payment of an annual bonus to Executive. Such bonus, together with bonus payments made to other senior executive officers of HH, (i) is expected to be in an amount not to exceed $240,000, (ii) will be made at the sole discretion of the Board of Directors of HH, and (iii) is expected to be based on performance criteria as reasonably determined by Executive and the Board of Directors of HH.

                  5. ADDITIONAL BENEFITS. (a) In addition to the compensation set forth in Section 4 hereof, the Executive (and his family) shall be entitled to participate in any benefits, including, without limitation, health insurance, life insurance, retirement plans and executive thrift and stock option plans on terms as favorable to those benefits generally available to the senior executive officers of Glasgal that may be in effect from time to time during the Term. In the alternative, the Executive may (at his option) choose to receive the same level and type of benefits provided by HH on the date hereof. In such case, HH shall continue to make available to the Executive, during the Term, all employee benefits to which the Executive was entitled prior to the date hereof.

                  (b) Upon execution of this Employment Agreement, Glasgal shall enter into an Option Agreement with Executive in the form attached hereof as Annex A.

                  6. REIMBURSEMENT OF EXPENSES. HH shall reimburse the Executive in accordance with its applicable policies for all expenses reasonably incurred by Executive in connection with the

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performance of his duties  hereunder and the business of HH, upon the submission to HH appropriate receipts or vouchers.

                  7. VACATION. Executive shall be entitled to four (4) weeks paid vacation in respect of each twelve (12) month period during the Term, such vacation to be taken at times mutually agreeable to the Executive and the Board of Directors. In the event that Executive requests vacation time and such vacation request is denied by the Board of Directors, HH shall, at its option, either (i) carry forward any unused vacation time into the next calendar year or
(ii) pay the Executive a pro rata portion of his Base Salary for any unused vacation time.

                  8. RESTRICTIVE COVENANT. In consideration of HH's entering into this Agreement, the Executive agrees that while the Executive is an employee of HH and for a period of three (3) years thereafter, he will not:

                  (i) directly or indirectly own, manage, operate, join, control, participate in, invest in, lend money to, guarantee the debts or obligations of or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the business of designing, developing and marketing software that functions substantially the same as software then marketed or developed by HH at the time of termination of the Executive's employment hereunder;

                  (ii)  for   himself   or  on  behalf  of  any  other   person,
partnership, corporation or entity, call on any customer of HH for the purpose of soliciting, diverting or taking away any customer from HH;

                  (iii) induce, influence, or seek to induce or influence, any person engaged as an employee, representative, agent, independent contractor or otherwise by HH, to terminate his or her relationship with HH; or

                  (iv) at any time utilize for any commercial purpose a name incorporating the words "HH Communications", or words or expressions likely to be confused therewith, or which shall be likely to lead to confusion with the business conducted by HH.

                  Nothing herein contained shall be deemed to prohibit the Executive from investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and the Executive's holdings therein represent less than 5% of the total number of shares or principal amount of the securities of such issuer outstanding.

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                  The Executive acknowledges that the provisions of this Section
8 are reasonable and necessary for the protection of HH, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. If any provision of this Section 8, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of HH, its parent and any of its affiliates all information, knowledge and data relating to or concerned with HH, its parent and any of its affiliate's operations, sales, business and affairs, and he shall not, at any time, either during the Term or after the termination of the Executive's employment with HH, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless HH no longer treats such information as confidential) other than to HH or its designees and employees or except as may otherwise be required in connection with the business and affairs of HH; PROVIDED, HOWEVER, that the Executive may disclose or divulge such information, knowledge or data that is or becomes generally available to the public through no wrongful act on the Executive's part or where such disclosure is legally compelled by judicial or administrative action, provided that the Executive agrees to give HH prompt notice of any such judicial or administrative action to enable HH to seek an appropriate protective order.

                  10. INTELLECTUAL PROPERTY. Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by the Executive alone or with others relating to computer integration development tools during the Term and, whether or not patentable or registrable, shall become the sole and exclusive property of HH. The Executive shall disclose the same promptly and completely to HH and shall, during the Term and at any time and from time to time hereafter
(i) execute all documents requested by HH for vesting in HH the entire right, title and interest in and to the same, (ii) execute all documents requested by HH for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as HH, in its sole discretion, may desire to prosecute, and (iii) give HH all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect HH's right therein and thereto.

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                  11. EQUITABLE RELIEF.  The parties hereto acknowledge that the
Executive's  services  are  unique  and  that,  in the  event of a  breach  or a threatened breach by the Executive of any of his obligations under this Agreement, HH shall not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by the Executive, HH shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting HH from pursuing any other remedies available at law or in equity for such breach or
threatened  breach,   including  the  recovery  of  damages  and  the  immediate termination of the employment of the Executive hereunder.

                  12. EARLY TERMINATION.

                  (a) The Term shall terminate without action on the part of HH upon the death of the Executive. The Term shall also terminate upon 30 days written notice by HH to the Executive, (i) in the event that the Executive shall become "permanently incapacitated" (as hereinafter defined); or (ii) for "Cause" (as hereinafter defined).

                  (b) For purposes of this Agreement, the Executive shall be deemed permanently incapacitated in the event that the Executive shall, by reason of his physical or mental disability, fail to substantially perform his usual and regular duties for HH for a period of 120 consecutive days.

                  (c) For purposes of this Agreement, "Cause" shall mean any criminal conviction of the Executive for an offense involving the misappropriation of funds or material property of HH, or failure of the Executive to devote his full time to his duties as Vice President of HH (other than for reason of becoming permanently incapacitated), after written notice by the Company providing Executive with an opportunity to cure such failure.

                  (d) In the event the Term is terminated by HH for Cause, HH shall, within 30 days, pay to the Executive his Base Salary, as adjusted, to and including the date of such termination, along with all expense reimbursements due the Executive.

                  (e) In the event the Term is terminated due to the Executive becoming permanently incapacitated, HH shall pay to the Executive the Base Salary for the remainder of the Term, along with all expense reimbursement due the Executive.

                  (f) In the event the Term is terminated by HH without Cause, HH shall, within 30 days, pay to the Executive an amount equal to the total of all payments of Base Salary for the remainder of the Term. In addition, the Executive shall be entitled to the

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benefits  provided  pursuant to Section 5 hereof for the  remainder of the Term.
Any and all stock options held by the Executive at the time of such termination which are exercisable at the time of such termination shall be exercisable for a period of ninety (90) days following the date of such termination pursuant to the terms of such stock options, at which time all such options not previously exercised shall expire. Any other stock options held by the Executive at the time of such termination shall be forfeited.

                  13. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Stock Purchase Agreement and the Option Agreement attached hereto constitute the entire agreement of the parties hereto, and any prior agreement between HH and the Executive is hereby superseded and terminated effective immediately and shall be without further force or effect. No amendment or modification shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  14. NOTICES. Any notice or other communication required or permitted to be given by this Agreement shall be writing and shall be effectively given if:

                  (a)      delivered personally;
                  (b)      sent by prepaid courier service;
                  (c)      sent by registered mail; or
                  (d) sent by prepaid telecopier, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid mail on the same or following day, in the case of notice to:

                  (i) Executive, to the address written on the first page hereof,

                  (ii)     HH, at

                           650 North Dearborn
                           Suite 500
                           Chicago, Illinois 60610
                           Attention:

                          Telecopier No. (312) 751-2475

                  (iii) Glasgal, at

                        151 Veterans Drive
                        Northvale, N.J. 07647
                        Attention: Isaac Gaon

                        Telecopier No. (201) 768-2947

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or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day such notice or other communication shall be deemed to have been given and received on the next following business day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the third business day following the date of mailing. Any notice or other communication transmitted by telecopier, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a business day and such transmission is completed before 5:00 p.m. on such day, failing which such notice or other communication shall be deemed given and received on the first business day after its transmission. Regardless of the foregoing, if there is a mail stoppage or labor dispute or threatened labor dispute which has affected or could affect normal mail delivery, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by telecopier, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section. "Business day" means any day other than a Saturday, a Sunday or a statutory holiday observed in New York City, New York.

                  15. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by the Executive. This Agreement shall be binding upon the Executive, his heirs, executors and administrators and upon HH and Glasgal, their respective successors and assigns.

                  16. WAIVERS. No course of dealing nor any delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  17.   GOVERNING  LAW.  This   Agreement   shall  be  governed,
interpreted and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

                  18. INVALIDITY. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                  19. FURTHER ASSURANCES. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

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                  20.    COUNTERPARTS.    This   Agreement   may   be   executed
simultaneously in two or more counterparts which may be by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  21. INDEMNIFICATION. HH shall indemnify the Executive, to the fullest extent permitted by Delaware General Corporation Law, from and against any loss, claim, liability and/or expense incurred for, or by reason of, or arising out of, acts of the Executive as an officer and/or director of HH or any affiliates of HH.



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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Employment Agreement to be duly executed as of the date first above written.

                                        HH COMMUNICATIONS, INC.


                                        By:/S/ MARK HERZOG
                                           -------------------------------------
                                           Name:  MARK HERZOG
                                           Title: SECRETARY


                                         /S/ STEVEN GRUBNER
                                        ----------------------------------------
                                                  Steven Grubner


                                        GLASGAL COMMUNICATIONS, INC.


                                        By: /S/ ISAAC GAON
                                           -------------------------------------
                                           Name:  ISAAC GAON
                                           Title: CHIEF EXECUTIVE OFFICER